Exhibit 107.1

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

AMERICOLD REALTY TRUST, INC.

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.01 par value per share	457(o)(1)	—	—	$900,000,000	0.00014760	$132,840.00
	Total Offering Amounts					$900,000,000		$132,840.00
	Total Fees Previously Paid							—
	Total Fee Offsets							$53,013.21
	Net Fee Due							$79,826.79

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claim	Americold Realty Trust, Inc.	424(b)(5)	333-270664	March 17, 2023		$53,013.21(2)	Equity	Common Stock, $0.01 par value per share	—	$481,063,654.85
Fee Offset Sources	Americold Realty Trust, Inc.	424(b)(5)	333-270664		March 17, 2023						$99,180.00

(1)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant initially deferred payment of all of the registration fees for the Registration Statement on Form S-3 (Registration Nos. 333-270664 and 333-270664-01), filed on March 17, 2023.

(2)

Americold Realty Trust, Inc. previously filed a prospectus supplement, dated March 17, 2023 (the “Prior Prospectus Supplement”), pursuant to the Registration Statement on Form S-3 (Registration Nos. 333-270664 and 333-270664-01), filed with the Securities and Exchange Commission on March 17, 2023, relating to the offer and sale of common shares having an aggregate offering price of up to $900,000,000 under its then-current “at-the-market” program. In connection with the filing of the Prior Prospectus Supplement, a total registration fee of $99,180.00 was paid (the “Prior Prospectus Supplement Fee”). The Prior Prospectus Supplement Fee includes $88,305.54 in fee offsets carried over from the fees associated with the filing of that certain prospectus supplement, dated May 10, 2021 (pursuant to the Registration Statement on Form S-3 (Registration No. 333-237704), filed with the Securities and Exchange Commission on April 16, 2020), under which shares of common stock having an aggregate offering price of up to $809,400,000 were not sold due to the termination of the offering that included such shares. As of the date of this prospectus supplement, shares of common stock having an aggregate offering price of up to $481,063,654.85 were not sold under the Prior Prospectus Supplement. The offering that included the unsold securities under the Prior Prospectus Supplement has been terminated. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $53,013.21 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the Prior Prospectus Supplement and were not sold thereunder is being applied to the filing fees payable in connection with this prospectus supplement.